                    CERTIFICATE OF AMENDMENT
                             OF THE
                    ORGANIZATION CERTIFICATE
                               OF
              GENERAL ELECTRIC CAPITAL CORPORATION
              UNDER SECTION 8005 OF THE BANKING LAW



           We,  the  undersigned, James A.  Parke  and  Nancy  E.
Barton, being respectively the Senior Vice President, Finance and the Secretary of General Electric Capital Corporation, do hereby certify and set forth:

           1.    The name of this corporation is General Electric
     Capital Corporation. The name under which the corporation was formed was General Electric Credit Corporation.

           2. The Organization Certificate of General Electric Capital Corporation was filed by the Superintendent of Banks of the State of New York on the 6th day of October, 1943, and in the office of the Clerk of New York County on the 21st day of October, 1943. A Restated Organization Certificate was filed by the Superintendent of Banks of the State of New York on the 28th day of November, 1988 (hereinafter the "Restated Organization Certificate"). Certificates of Amendment of the Organization Certificate were filed by the Superintendent of Banks of the State of New York on the 21st day of December, 1988, the 22nd day of December, 1989, the 28th day of September, 1990, the 18th day of October, 1990, the 14th day of November, 1990, the 6th day of December, 1990, the 21st day of April, 1995, the 11th day of May, 1995, the 28th day of June, 1995, the 17th day of July, 1995, the 1st day of November, 1995, the 27th day of September, 1996, the 9th day of December, 1997 and the 17th day of February, 1998 (hereinafter the "Certificates of Amendment"). The Restated Organization Certificate as amended by such Certificates of Amendment is hereinafter referred to as the "Organization Certificate."

           3. Paragraph Third of the Organization Certificate, which Paragraph relates to the amount of capital stock of this corporation, is amended so as to add the following provisions authorizing one series and stating the numbers, designations and certain relative rights, preferences and limitations of such series, as fixed by a resolution of the Board of Directors of the corporation, at the end of subparagraph (c) thereof, following section twenty three, as follows:

                              "SECTION  TWENTY FOUR:     Variable
                              Cumulative Preferred Stock,  Series
                              II.

      2        A.   Designation.

                          There  is hereby created one series  of
               the Variable Cumulative Preferred Stock, consisting of 700 shares to be designated the "Variable Cumulative Preferred Stock, Series II" (the "Series II Shares").


               B.   Dividends.

                         The initial Dividend Rate for the Series
               II  Shares shall be 4.71% per annum.  The  Initial
               Dividend Period shall end for the Series II Shares on July 15, 2008

                           Paragraph   J  of  SECTION   FOUR   of
               subparagraph (c) of Paragraph Third is amended with respect to the Series II Shares by deleting the words "less than one (1) year" in the third line thereof.


                    C.   Certain Redemption Dates and Prices.

                         Notwithstanding the provisions of clause
               (ii) of paragraph A of SECTION EIGHT of subparagraph (c) of Paragraph Third, in the case of any Series II Shares with a Dividend Period equal to or more than two (2) years, any redemption price determined by the corporation prior to the commencement of such Dividend Period shall not be less than One Hundred Thousand Dollars ($100,000) per share, plus accumulated and unpaid dividends to the date fixed for redemption.

                           Notwithstanding   the   provision   of
               paragraph A of SECTION EIGHT of subparagraph (c) of Paragraph Third, the corporation shall not be entitled to redeem the Series II Shares until the last day of the respective Initial Dividend Periods set forth above; thereafter, redemption dates and prices applicable to Subsequent Dividend Periods for each such Series shall be as set forth in the notice to Holders with respect thereto.

          D.   Auction Method.

                          Notwithstanding any provisions  to  the
               contrary contained in Paragraph Third of the Organization Certificate, the Auction Method shall be the sole method for determining Dividend Periods and Dividends Rates for the Series II
               Shares; accordingly, the following amendments to Paragraph Third are hereby made with respect to such Series:
      3                       SECTION ONE: (i) the definitions of
                    "Auction  Stock", "Auction Stock Depository",
                    "Available   Auction  Stock",  and   "Subject
                    Auction   Stock"  are  amended  to   "Stock",
                    "Auction  Depository", "Available Stock"  and
                    "Subject   Stock",  respectively;  (ii)   the
                    definitions of "Converted Remarketed  Stock",
                    "Remarketed   Stock",  "Remarketing   Agent",
                    "Remarketing     Depository",    "Remarketing
                    Method"  and  "Remarketing  Procedures"   are
                    deleted;   and   (iii)  the   definition   of
                    "Dividend  Determination Method" or  "Method"
                    is  amended  and  restated  to  read  in  its
                    entirety, "'Dividend Determination Method' or
                    'Method'  shall  mean  the  Auction  Method".
                    Each  reference to any of the terms set forth
                    in  (i)  or  (iii)  above as used  throughout
                    Paragraph    Third   of   the    Organization
                    Certificate  shall  be a  reference  to  such
                    terms    as    so   amended   or    restated,
                    respectively, and each reference to a term set forth in (ii) above shall be deleted.

                                 SECTION THREE: the words "either
                    all" and "or all" appearing in the seventh line thereof are deleted.

                                   SECTION  FOUR:  (i)  the  word
                    "either" in the 16th line of paragraph B is deleted together with the remaining text of paragraph B from the sentence beginning with the words "Subject to" in the seventeenth line thereof; (ii) paragraph E is deleted in its entirety; (iii) the word "or" appearing in the third line of paragraph F is deleted; and (iv) the words "and the" appearing in the third and sixteenth line are deleted.

                                  SECTION  SIX:  the  section  is
                    deleted in its entirety.

                                 SECTION SEVEN: (i) the words "or
                    the" appearing in the fourth line of paragraph A are deleted; (ii) the remaining text of the first sentence of paragraph F following the word "Depository" in the sixth line thereof is deleted; and (iii) the remaining text of the second sentence of paragraph F following the word "Depository" in the twelfth line thereof is deleted."

               4. The foregoing amendment of Paragraph Third of the Organization Certificate was authorized by a resolution of the Securities and Borrowing Committee of the Board of Directors adopted at a meeting duly called and held on June 22, 1998, such resolution having been adopted pursuant to authority granted to such Committee of the Board of Directors in the Organization Certificate referred to in paragraph 2 which was authorized by resolutions of the Board of Directors and by consent of the sole common stockholder of the corporation.

           IN WITNESS WHEREOF, this Certificate has been signed this 22nd day of June, 1998.


                                 /s/ James A. Parke
                              James A. Parke
                              Senior Vice President, Finance



                                 /s/ Nancy E. Barton
                              Nancy E. Barton
                              Secretary

STATE OF CONNECTICUT     )
                         :    ss.:
COUNTY OF FAIRFIELD )



James A. Parke and Nancy E. Barton, each being duly sworn, respectively deposes and says: that the said James A. Parke is the Senior Vice President, Finance and that the said Nancy E. Barton is the Secretary of General Electric Capital Corporation, the corporation executing the foregoing instrument; that each of them has read the same and that the statements contained therein are true and they have been authorized to execute and file the foregoing Certificate of Amendment by resolution of the Securities and Borrowing Committee of the Board of Directors adopted at a meeting duly called and held on the 22nd day of June, 1998.



                                   /s/ James A. Parke
                                 James A. Parke
                                 Senior Vice President, Finance



                                   /s/ Nancy E. Barton
                                 Nancy E. Barton
                                 Secretary


Subscribed and sworn to
before me this 23rd day of
June, 1998


/s/ Joyce M. Gindra
Notary Public